                                                                  EXHIBIT 21.1


EXHIBIT 21.1   SUBSIDIARIES OF THE REGISTRANT

                       State of
                     Incorporation          Name of Subsidiary
                     --------------         ------------------

                     Michigan               ALS-Midwest, Inc.

                     Delaware               ALS-Crossings Co.

                     Delaware               ALS-Clare Bridge, Inc.

                     Delaware               ALS Leasing, Inc.

                     Delaware               ALS-Stonefield, Inc.

                     Delaware               ALS-WovenHearts, Inc.

                     Delaware               ALS-WovenHearts Minnesota, Inc.

                     Delaware               ALS-Wynwood, Inc.

                     Wisconsin              Heartland Retirement Services, Inc.

                     Wisconsin              Wovencare Systems, Inc.

                     Washington             Crossings International Corporation








                                       57